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                                                                    EXHIBIT 10.1

                         SERVICES AND LICENSE AGREEMENT

THIS SERVICES AND LICENSE AGREEMENT ("Agreement") is entered into as of this 1st day of October, 2004 by and between BestBet Media Group, Inc., a Nevada Corporation ("BMG") and SinoFresh Healthcare, Inc., a Florida Corporation and its wholly owned subsidiaries (herein collectively referred to as "Company").

                                   BACKGROUND

WHEREAS Ed McMahon ("McMahon") is a nationally known celebrity and spokesman;
and

WHEREAS Company wishes to utilize McMahon's likeness and image along with his personal services for the promotion of its products and, each subject to prior written approval and attached in Exhibit "C," offered by Company or Company's subsidiaries; and

WHEREAS BMG has entered into certain contracts, licenses, and other arrangements whereby BMG is authorized to furnish the services of McMahon as described herein and to grant a limited license to use McMahon's approved likeness and approved image pursuant to the terms and conditions of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SERVICES - McMahon shall perform the services more particularly described in Exhibit "A". The scope of services contained in Exhibit "A" may be modified from time to time by mutual written consent of the parties.

2. COMPENSATION - BMG shall receive the compensation described in the compensation schedule attached to Exhibit "A" for the licenses and services provided by BMG and McMahon under this Agreement. The parties agree that if additional services are added to Exhibit "A" by mutual written consent BMG and McMahon shall be entitled to additional compensation to be negotiated in good faith

      a. Payments - Any payments due hereunder shall be made to BMG at BMG's address listed in Section 15 of this Agreement titled "Notice".

      b. Travel and Expenses - If McMahon makes an appearance on the behalf of Company, Company shall provide McMahon with the following on an "if used" basis:

            (1) Two (2) round trip, first class or business class, as available, commercial airline tickets between the Los Angeles International Airport and the place, within the United States, where Company shall require McMahon to render the services more particularly described in Exhibit A ("Location") provided that the location is more than 50 miles from McMahon's primary residence in Beverly Hills, California.

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            (2)   First class hotel accommodations (i.e. a suite within a first class hotel) within a thirty (10) mile radius of the Location.

            (3) A per diem of two hundred dollars ($200.00) a day if the Location is more than one hundred (50) miles from McMahon's primary residence.

            (4) Company shall furnish first class ground transportation (i.e. private first class limousine and driver) between airports, hotel and the Location(s) and otherwise available on call at the location.

      c. Payments to McMahon - Company shall pay directly to BMG all of the compensation which would have been payable to McMahon had McMahon directly contracted with Company for rendering the services and granting the rights hereunder. BMG shall be solely responsible for making the payments to McMahon required for the rights and services granted under this Agreement including any payments required to be made to any governmental authority, or pursuant to any guild, union or other professional organization provided that Company shall be soley responsible for pension, health and welfare, residuals, etc., if any, as a result of McMahon rendering the services and granting the rights contemplated under this Agreement. BMG shall indemnify and hold Company harmless from and against any liability or obligation resulting from BMG's failure to comply with the terms of this paragraph. Provided Company timely pays BMG, in no event shall BMG's failure to pay any amount(s) to McMahon constitute a breach of this Agreement by Company.

      d. Fees - BMG shall be paid the fees listed on Exhibit "A."

      e. Stock and Warrants - BMG shall be granted stock and warrants listed on Exhibit "A."

      f. Royalties - BMG shall be paid the royalty listed on Exhibit "A" subject to the following terms and conditions:

            (1) Payout - All fees, stock and warrants, and royalties earned shall be due and payable as stipulated in Exhibit A

            (2) Audit Procedures - Company shall provide BMG with quarterly royalty reports clearly specifying all royalties earned by BMG the calculation thereof including all gross revenue broken down by source and distribution channel, expenses deducted, and all other relevant information. Company shall keep, maintain, and preserve, in its principal place of business, for at least three years following the termination or expiration of this Agreement, complete and accurate records of accounts including without limitation, invoices, correspondence, banking and financial and other records pertaining to the various items required to be submitted by Company. Such records and accounts shall be available for inspection and audit not more than once during any twelve (12) month period at any time or times during or after the expiration or termination of this Agreement during

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      reasonable business hours and upon five (5) days notice to Company by BMG or its nominees. Such inspection may only be made by a certified public accounting firm. Company agrees not to cause or permit any interference with BMG or nominees of BMG in the performance of their duties of inspection and audit. Company agrees to pay costs of the audit if any discrepancy is greater than 5%. Company further agrees to pay reasonable interest on all improperly withheld amounts.

3. TERM - The initial term of this Agreement ("Initial Term") shall be for one year commencing on October 1, 2004. Unless sooner terminated as provided herein, this Agreement shall automatically renew for two additional one-year terms unless either party provides the non-terminating party written notice of its intent to terminate this Agreement at least ninety (90) days prior to the expiration of the then current term. Notwithstanding anything to the contrary in this agreement, all televisions created during the term of the Agreement, or any renewal thereof, maybe broadcast for no less than one year from the date production is completed.

4. INTELLECTUAL PROPERTY - Subject to the following terms and conditions, BMG grants Company a limited non-exclusive license to use the likeness and image of McMahon, subject to approvals set forth herein. It is understood and agreed by the parties that the grant of the rights contemplated hereunder is strictly limited to the development, marketing, and promotion of the approved products and services offered by Company and Company's distributors set forth in Exhibit C and not for commercial broadcast.

      a. Name and Likeness- Subject to BMG's and McMahon's prior written approval for each proposed use, Company may use McMahon's name, likeness, voice, and image as a part of various promotional campaigns. The use of McMahon's name, approved likeness, approved voice and approved image by Company may include any of the following: mailers, brochures, posters, other printed materials, but subject to BMG's and McMahon's prior written approval in each case.

      b. Video Footage: - Subject to BMG's and McMahon's prior written approval of the use of any video footage of McMahon by Company, Company may use approved video footage of McMahon as a part of various promotions, Internet web content or commercials. All shooting scripts and final edits are subject to BMG's and McMahon's prior written approval. All video footage of McMahon shall be filmed at a time and at a location approved by BMG and McMahon. Company shall pay for all production costs associated with the video footage and shall use a video production company mutually agreed upon by both parties. Company agrees that it shall not use any video footage of McMahon for commercial broadcast to the general public without first obtaining the written authorization of BMG and McMahon which authorization may be withheld at BMG's sole discretion.

      c. Appearances - Any approved video footage, pictures, voice recordings, or images created from McMahon appearances on behalf of Company may be used by Company for internal commercial purposes. Company must obtain prior written approval before filming, videotaping, or photographing any appearances.

      d. Approvals - All approvals must be specified in writing. Unless otherwise stated herein, any approvals contemplated under this Section 4 shall not be exercised so as to

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frustrate the purpose and intent of this agreement. In the event requested approvals are not responded to within ten (10) business days after the Company makes such written request the request shall be deemed to be approved by all parties.

      e. Ownership- Upon expiration or termination of this Agreement, any and all intellectual property rights related to the use of McMahon's image, voice, likeness or name used by Company under this Section 4 shall automatically revert back to BMG and Company shall cease use of all such items immediately. Notwithstanding the foregoing, to the extent that Company uses preexisting trademarks, logos, designs or copyrighted artwork owned by Company, BMG agrees that such property shall continue to be solely owned by Company and BMG shall not register as a trademark any mark that includes such property. BMG shall indicate on any copyright application in which the deposit specimen incorporates an element of Company property that the Company property is a preexisting work excluded from the scope of copyright sought.

5. MCMAHON PROTOCOL - When Company wishes to utilize the services and license rights provided under Agreement, Company and BMG agree to adhere to the following procedures:

      a. Appearances - Unless Company is otherwise notified in writing by BMG or McMahon, all McMahon appearances on behalf of the Company shall be scheduled exclusively through BMG. Unless expressly authorized by BMG or McMahon, Company shall not contact McMahon directly for any reason regarding any proposed appearance or otherwise. Company shall not schedule, represent to a third party, or advertise any McMahon appearance without first obtaining the express authorization of BMG and McMahon, which authorization will not be withheld with the intent of frustrating the purpose of this agreement.

      b. Approvals - Company and BMG with McMahon's written approval, shall each designate one representative to handle all communications between the companies including, but not limited to, appearance requests, scheduling issues, and consent, authorization, and/or approval requests. Unless otherwise notified in writing by the Company on one hand, or BMG or McMahon on the other, all communication between Company and BMG shall be conducted exclusively through the designated representatives. The designated representative may be changed by Company or BMG, or McMahon as applicable, upon five (5) day written notice to the other party.

6. REPRESENTATIONS AND WARRANTIES - Each party represents and warrants that: (i) it is a duly organized and existing corporation in good standing under the laws of the state where it is incorporated; (ii) it has the full right, power and authority to enter into this Agreement, and (iii) it shall comply with all applicable law, statutes, ordinances, government directives and regulations regarding its utilization of the rights and other performance under this Agreement.

      a. BMG Representations and Warranties - BMG represents and warrants to Company, and Company materially relies on such representations and warranties as follows: (i) BMG has the right to grant the licenses and rights and commit to the services of McMahon described herein for the entire term of this Agreement; subject to the terms, conditions and restrictions set forth herein, (ii) no part of the rights conveyed to Company hereunder have in any way been encumbered, conveyed, granted or otherwise disposed of

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and are free of any liens or claims whatsoever; (iii) to best of knowledge there are no claims or litigation pending, outstanding or threatened which will prejudice, interrupt or interfere with the use by Company of the rights granted hereunder; (iv) McMahon is or will become and will remain to the extent necessary to enable the performance of this Agreement, a member in good standing of all labor unions or guilds, membership in which may be lawfully required for the performance of McMahon's services hereunder; (v) neither BMG nor McMahon will enter into any other agreement which would interfere with the full and prompt performance of its obligations hereunder.

      b. Company Representations and Warranties - Company represents and warrants that all claims made on behalf of the products and services are true and accurate.

7. INDEMNIFICATION - Each of the parties shall defend, indemnify and hold harmless the other party, including McMahon Communications, Inc. and Ed McMahon, its successors, assigns, affiliates, licenses, and sub-licenses, and their respective officers, directors agents and employees, from and against any action, suit, claim, damages, liability, costs and expenses (including reasonable outside attorney's fees and court costs) arising out of or in any way connected with the negligence or willful misconduct of such indemnifying party, the violation of law by such party, or any breach of any representation, warranty, promise or agreement made by such party herein. Company also shall defend, indemnify and hold harmless BMG, McMahon Communications, Inc., Ed McMahon, and their successors, assigns, affiliates, licenses, and sub-licenses, and their respective officers, directors agents and employees, from and against any action, suit, claim, damages, liability, costs and expenses (including reasonable attorney's fees and court costs) arising out of the exploitation of the rights granted hereunder and/or the development, production, distribution or exploitation of the products, services and/or any material created hereunder. Additionally, BMG, McMahon Communications, Inc. and Ed McMahon shall be named as additional insureds under the Company's error and omissions, general liability and product liability policies. These indemnification and insurance obligations shall survive the termination of this Agreement.

8. EARLY TERMINATION & SUSPENSION

      (a) The Initial Term shall be deemed terminated automatically upon McMahon's death. Not withstanding the foregoing, any commissions or other compensation resulting from services performed under this agreement in the initial or any subsequent terms will remain due and owing to BMG.

      (b) Without waiving any other right or remedy available to Company, Company shall have the right, by notice to McMahon, to terminate the Initial Term, upon the occurrence of any of the following:

            (i) McMahon's breach of this Agreement (subject to paragraph 10 below;

            (ii) McMahon becoming mentally or physically disabled; and such disability lasts greater than 60 days, the expiration date of the then current term of the Agreement shall be extended to compensate for such disability.

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

            (iii) If McMahon engages in conduct inconsistent with his current celebrity status.

9. RELATIONSHIP OF THE PARTIES - BMG represents that it is an independent business, and neither BMG nor BMG's employees or contract personnel are, or shall be deemed from Company, Company's employees. Nothing contained in this Agreement shall be construed to constitute BMG as an agent, employee, partner, or independent contractor of Company.

10. DEFAULT- Neither party shall be considered in breach of this Agreement unless such party fails to observe or perform any of its material duties or obligations under this Agreement, and such failure continues for twenty (20) days after written notice by the non-breaching party. Notwithstanding the foregoing, if the nature of the breach is such that it cannot be cured within twenty (20) days, the defaulting party shall not be deemed to be in default as long as such party commences to cure such default within the twenty (20) day period and diligently pursues such cure until completion.

11. ARBITRATION - Prior to filing any cause of action in state court regarding any matter between BMG and Company, including but not limited to the formation of this Agreement, both parties agree to first submit any dispute, controversy, or claim arising out of this Agreement to non-binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), pursuant to which full discovery will be allowed. This is without any waiver of right to jury trial. All arbitrations, hearings, and proceedings related thereto shall take place in Los Angeles, California, and the arbitration decision is not admissible in any court proceeding. Except as may be otherwise specifically stated in this Agreement, all taxable arbitration costs, exclusive of attorneys fees, shall be shared equally between the parties, and the parties shall bear their own attorneys fees and costs which are not normally taxable in the arbitration.

12. GOVERNING LAW AND JURISDICTION - The laws of the State of Florida shall govern this Agreement. Each party agrees that jurisdiction and venue for any and all claims, disputes, or other matters arising out of this Agreement will lie in Sarasota County, Florida, or, if appropriate, a federal district court located in Tampa, Florida for resolution of any dispute, action or proceeding arising in connection with this Agreement, and both parties irrevocably waives any right they may have to trial by jury in any dispute, action or proceeding arising out of this Agreement. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be entitled to all reasonable costs to include reasonable attorney fees of outside counsel

13. SEVERABILITY - In the event that any term or provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable or invalid in whole or in part for any reason, the remaining provisions of this Agreement shall remain in full force and effect. The invalid or unenforceable provision will be deemed superseded by a valid, enforceable provision that most closely matches the intent of the original provision and the remainder of the Agreement and shall continue in full force and effect.

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14. ASSIGNMENT - BMG and Company agree that any assignment of this contract, whole or in part, will only be allowable under mutual consent.

15. NOTICES - All notices and payments required by this Agreement shall be in writing and shall be deemed to have been made when: (i) delivered by hand; (ii) delivered by facsimile or overnight delivery service; or (iii) delivered or 3 days after the date mailed by registered or certified mail, postage prepaid, addressed as follows, until notice of another address and/or facsimile number shall have been received by the other party: All notices shall be sent to the addresses and representatives provided below.


      BestBet Media Group                  Sinofresh Healthcare, Inc.
      3095 E Patrick Lane, Ste 1           516 Paul Morris Drive
      Las Vegas, NV 89120                  Englewood, FL  34223
      (702) 277-5328                       (941) 681-3100
      Attn: Steven W. Meistrich            Attn: Charles Fust

      Copies to:

      Ed McMahon
      c/o Hansen, Jacobson, Teller, Hoberman, Newman, Warren,
      Sloane & Richman, LLP
      450 N. Roxbury Drive, 8th Floor
      Beverly Hills, CA 90210
      (310) 248-3101
      Attn: Craig Jacobson

16. MISCELLANEOUS - (a) this Agreement constitutes the entire Agreement between the parties, and represents the complete and entire understanding of the parties with respect to the subject matter of this Agreement and no modification to this Agreement shall be effective unless signed by both BMG and Company. (b) No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law. (c) This Agreement shall be construed in accordance with its fair meaning and not against the drafting party. (d) Except as expressly provided to the contrary, the various rights and remedies granted to both parties hereunder shall be cumulative and the exercise or enforcement of any one or more of them shall not preclude the enforcing party from exercising or enforcing any of the others or any right or remedy provided by law. (e) This Agreement and all rights and obligations hereunder, shall be binding on and inure to the benefit of the parties hereto and their respective heirs, successors, licensees and assigns. (f) No party shall be liable by reason of any failure to delay in the performance of its obligations due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, fires or explosions.

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17. AMENDMENTS AND ADDENDUMS - The following Exhibits and Addendums are attached hereto and hereby incorporated by reference into this Agreement: Exhibit A "Services to be Performed by McMahon", and Exhibit B "Acknowledgement by
McMahon"

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of this day and year written above.

Best Bet Media Group "BMG":                Sinofresh Healthcare, Inc "COMPANY"

By: /s/ Steven Mesitrich                   By: /s/ Charles Fust
    --------------------------------           --------------------------------
Name: Steven Mesitrich                     Name: Charles Fust
Title: President                           Title: President

Date:                                      Date:
      ------------------------------             ------------------------------

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                                    EXHIBIT A

                      "SERVICES TO BE PERFORMED BY MCMAHON"

In accordance with the terms and conditions of the Agreement and this Exhibit A, and provided that neither party is in default hereunder, McMahon shall perform the following services on behalf of Company:

1. APPEARANCES - McMahon shall make four personal appearances on the behalf of Company during the Initial term of the Agreement. The appearances shall be scheduled for times and locations to be mutually agreed by the Company, BMG and McMahon and are subject to the following:

      a. McMahon shall receive reasonable advance notice of any proposed appearance.

      b. McMahon reserves the right to refuse any proposed appearance.

      c. McMahon's maximum required appearance time at any Company function shall be limited to four (4) hours.

      d. Both parties agree to use their reasonable efforts to accommodate each other's schedule. If McMahon has agreed to a particular date, time and place, Company agrees to make reasonable accommodations regarding last minute conflicts that may arise as a result of McMahon's celebrity and stature.

2. VIDEO FOOTAGE - Subject to approval as set forth herein, McMahon shall appear on various Company video tapes. Unless otherwise agreed between the parties, the total cumulative time of all footage used by Company of McMahon on all Company video tapes during the Initial Term of this Agreement shall not exceed ten (10) minutes. Pursuant to Section 4 of this Agreement, BMG and McMahon shall have final approval over the script, use and presentation of McMahon on any Company video tape; and final edit of the tape and any related materials.

3. BASE COMPENSATION - Upon commencement of the Initial Term of this Agreement, Company shall pay to BMG the guaranteed sum of Seventy-Five Thousand Dollars ($75,000). All funds required to be paid by Company to BMG shall be wired to BMG on or before the dues date and payable as follows:

      (a)   Twenty Five Thousand Dollars ($25,000) upon execution of this
            Agreement;

      (b) Twelve Thousand Five Hundred Dollars ($12,500) on or before October 30, 2004;

      (c) Twelve Thousand Five Hundred Dollars ($12,500) on or before November 30, 2004;

      (d) Twelve Thousand Five Hundred Dollars ($12,500) on or before December 30, 2004:

      (e) Twelve Thousand Five Hundred Dollars ($12,500) on or before January 30, 2005;

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4. STOCK AND WARRANTS - Subject to the terms and conditions contained in Section
2 of this Agreement BMG shall be entitled to the following:

      (a) One Hundred Fifty Thousand (150,000) shares of restricted common stock upon execution of this agreement with piggy-back registration rights pursuant to the Registration Rights Agreement attached hereto as Schedule A-1.

      (b) BMG shall receive three warrants for 200,000 shares each of the Company's common stock, assuming Mr. McMahon's active participation over the Agreement term and renewal periods, granted as follows:

            At signing of Agreement:

                  A warrant for 200,000 shares priced at 50% of closing market price on date the Agreement is signed, vesting in twelve
                     (12) months and exercisable for sixty (60) months.

            On first day of the first renewal:

                  A warrant for 200,000 shares priced at 75% of closing market price on date the Agreement is signed, vesting in twelve
                     (12) months and exercisable for sixty (60) months.

            On first day of the second renewal:

                  A warrant for 200,000 shares priced at 100% of closing market price on the date the Agreement is signed, vesting in twelve (12) months and exercisable for sixty (60) months.

The warrant agreements shall be substantially in the form attached hereto as Schedule A-2 and shall include, among other terms, a cashless exercise provision and piggy-back registration rights.

5. ROYALTY SCHEDULE - Subject to the terms and conditions contained in Section 2 of this Agreement BMG shall be entitled to the following:

The Company shall pay to BMG, for the Initial One Year Term of the Agreement and any mutually agreed Renewal Terms thereof, a royalty (the "Royalty") equal to three and one-half (3 1/2%) percent of the increase in Gross Sales of the Product Line by Company (or by any Company Affiliate, successor, or assign) over the Base Period when compared with the immediately preceding twelve month period specified in Exhibit D. "Gross Sales" shall be defined as the total dollars paid from all sources to, and received by or

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credited to, Company (or by any Company Affiliate, successor, or assign) for the sale of the Product Line to the retail distribution chain within the United States of America, less actual refunds or rebates to customers, shipping and handling charges, and sales and use taxes. "Affiliate" shall be defined as an entity which controls or is controlled by, is under common control with, or is related by at least majority common ownership with, a specified entity. "Base Period" shall mean the twelve (12) month period commencing with the roll-out date of the first commercial in which McMahon appears.

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                                    EXHIBIT B

                          "ACKNOWLEDGEMENT BY MCMAHON"

As a material inducement to you to enter into this Agreement, I hereby represent, warrant and agree as follows:

1. BMG has the right and authority to enter into the Agreement and to furnish to you my rights and services upon all the terms and conditions specified insofar as it pertains to me in the Agreement, including without limitation the rights as provided in Section 4 of the Agreement;

2. I am familiar with each and all of the terms, covenants and conditions of the Agreement and hereby consent to BMG's execution of the Agreement;

3. I agree to be and will be bound by and will duly observe, perform and comply with each and all of the terms, covenants and conditions of the Agreement on my part to be performed or complied with;

4. I shall render to you all of the services and grant to you all of the rights which are to be rendered and/or granted by me pursuant to the Agreement even if BMG shall be dissolved or should otherwise cease to exist;

5. I am under no obligation or disability by law or otherwise which would prevent or restrict me from performing and complying with all of the terms, covenants and conditions of the Agreement on my part to be performed or complied with.

6. Provided timely payment to BMG, I will look solely to BMG or its associated or subsidiary companies and not to you for all compensation and other remuneration for any and all services and rights which I may render and grant to you under the Agreement.

----------
ED MCMAHON

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                                    EXHIBIT C

                               "APPROVED PRODUCTS"

Sinofresh Nasal Spray

                                    EXHIBIT D

                       "GROSS SALES PRIOR TO BASE PERIOD"

Gross sales for the period, October 1, 2003 to September 30, 2004 was $4,879,078. The actual base period gross sales shall be determined by the Company at the completion of the production of the commercials and shall be communicated to BMG and McMahon in writing within thirty (30) days.

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                                  SCHEDULE A-1

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (THIS "AGREEMENT"), dated as of October 1, 2004 by and between SinoFresh HealthCare, Inc., a Florida corporation (the "Company"), and BestBet Media Group, Inc. (the "Holder.")

      WHEREAS, pursuant to that certain Services and License Agreement, dated October 1, 2004, by and between the Company and the Holder (as amended and supplemented, the "Services Agreement"), the Company has agreed to issue to Holder One Hundred Fifty Thousand (150,000) shares (the "Common Stock Shares") of its common stock, no par value per share (the "Common Stock"), in return for those certain services described in the Services Agreement; and

      WHEREAS, pursuant to the terms of the Services Agreement and in order to induce the Holder to enter into such other agreements with Company, as the Company may deem necessary in its sole discretion, to purchase Common Stock Shares, the Company has agreed to enter into this Agreement and grant to the Holder the registration rights herein.

      NOW, THEREFORE, in consideration of the premises, promises and the mutual covenants contained herein and the Services Agreement, the Company and Holder hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean the date the Company executes the Services Agreement.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Registrable Stock" shall mean the Common Stock Shares issued in connection with the Services Agreement, excluding Common Stock Shares: (a) which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them; or (b) which could be, in the opinion of counsel to the Company, publicly sold as of the date in question pursuant to Rule 144 under the Securities Act.

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            "Securities Act" shall mean the Securities Act of 1933, as amended.

2. Registration Rights.

            (a) "Piggyback Registration". If the Company at any time or from time to time proposes to register any of its Common Stock under the Securities Act (other than in connection with: (i) a registration on Form S-4 pertaining to a merger or similar transaction; or (ii) registration on Form S-8, or similar forms) the Company shall request that the managing underwriter (if any) of such underwritten offering include the Registrable Stock in the registration statement for the underwritten offering in such registration. If such managing underwriter agrees to include the Registrable Stock in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to the Holder of its intention to effect such registration and of such Holder's right under such proposed registration, and upon the request of the Holder delivered to the Company within ten (10) days after giving such notice (which request shall specify the Registrable Stock intended to be disposed of by the Holder), the Company shall use its reasonable best efforts to include such Registrable Stock held by the Holder requested to be included in such registration; provided, however, that:

                  (i) if the managing underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Stock requested by the Holder to be included in the registration statement, then distribution of all or a specified portion of the Registrable Stock shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable Stock, such portion to be excluded shall be allocated among the Holder and any affiliates of the Company including securities to be registered in such underwritten offering in proportion to the respective number of Registrable Stock and other securities requested to be registered by the Holder and affiliates). In such event the Company shall give the Holder prompt notice of the number of Registrable Stock excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement;

                  (ii) the Company may, in its sole discretion and without the consent of the Holder, delay the filing or effectiveness of the registration statement or withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate, but any abandonment shall not preclude subsequent request for registration pursuant to this Section 2 (a).

            (b) Option to Include Registrable Stock in Offering. The Holder, subject to the provisions of Section 2(a), shall have the option to include any of the Holder's Registrable Stock in the registration statement. The Company shall not be required to include the Holder's Registrable Stock in the registration statement relating to an underwritten offering of the Company's securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

            (c) Cooperation with Company. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

3. Registration Procedures.

            (a) In connection with any registration under Section 2(a) hereof, the Company agrees as follows:

                  (i) use its reasonable best efforts to cause such registration statement to become effective and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided).

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (iii) furnish to each seller of Registrable Stock such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                  (iv) use its reasonable best efforts to register and qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the sellers of the Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller of Registrable Stock to consummate the public sale or other disposition in such jurisdictions of the Registrable Stock owned by such seller, except that the Company shall not for any such purpose be required to: (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or be subject to any escrow or other similar conditions; or (ii) take any other actions or submit itself or its directors or officers to any restrictions, obligations or burdens having a material adverse economic effect on it or them;

                  (v) use its reasonable best efforts to list or cause to be quoted such securities on any securities exchange or national quotation service on which any securities of the Company are then listed or quoted, if the listing or quotation of such securities is then permitted under the rules of such exchange or national quotation service;

                  (vi) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; and

                  (vii) notify each seller of Registrable Stock and each underwriter under such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (b) For purposes of Sections 3(a) and 3(b) hereof, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby or 30 days (or such other amount of time as determined by the Company in its sole discretion).

            (c) The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying of all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

4. Expiration of Registration Rights. The obligations of the Company to register shares of the Registrable Stock under Section 2 of this Agreement, shall terminate two (2) years after the Effective Date, unless such obligations terminate earlier in accordance with the terms of this Agreement.

5. Expenses. All expenses incurred by the Company in complying with the provisions of this Agreement, including, without limitation, all filing fees, printing expenses, fees and disbursements of Company counsel and independent public accounts for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses and expenses of counsel for any Holder of the Registrable Stock, are called "Registration Expenses." All underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, any stock transfer taxes incurred with respect to the sale of Registrable Stock, as well as all fees and expenses of Holder's legal counsel and other advisors, are called "Selling Expenses."

The Company will pay all Registration Expenses in connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the Holder.

6. Indemnification. In the event any Registrable Stock are included in a registration statement pursuant to this Agreement:

            (a) Company Indemnity. To the extent permitted by law, the Company shall indemnify and hold harmless the Holder thereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall reimburse the Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon: (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) such Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability, expense or action.

            (b) Holder Indemnity. In the event of a registration of any of Holder's Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and the Holder will indemnify and hold harmless to the extent permitted by law, the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer and director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, liabilities or expenses to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other-wise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any statements or information provided by the Holder to the Company or underwriter in connection with the offer and sale of Registrable Stock. Notwithstanding the foregoing, the amount Holder shall be obligated to indemnify pursuant to this Agreement shall be limited to an amount equal to the proceeds received by Holder of the Registrable Stock sold pursuant to the registration statement which gives rise to such obligation to indemnify.

            (c) Notice; Right to Defend. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Registrable Stock entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.

            (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Survival of Indemnity, The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Stock by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

8. Assignment of Registration Rights. The rights of the Holder under this Agreement, including the rights to cause the Company to register Registrable Stock may not be assigned without the written prior consent of the Company. In the event of any transfer, the transfer will only be permitted if the transferee agrees to be bound by the provisions of this Agreement.

9. Notices.

            (a) All communications under this Agreement shall be in writing and shall be mailed by certified mail return receipt requested, postage prepaid, or telegraphed or telexed with confirmation of receipt or delivered by hand or by overnight delivery service,

                  (i) If to the Company, at:

                      SinoFresh HealthCare, Inc.
                      516 Paul Morris Drive
                      Englewood, Florida 34223
                      Attn: Charles A. Fust, Chief Executive Officer

or at such other address as it may have furnished in writing to the Holder of Registrable Stock at the time outstanding, or

                  (ii) if to the Holder of any Registrable Stock, to the address of such Holder as it appears in the stock ledger of the Company.

            (b) Any notice so addressed, when mailed by certified mail return receipt requested shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted, or when delivered by hand or overnight delivery service shall be deemed to be given when delivered.

10. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

11. Amendment, Waiver and Termination. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and the Holder.

12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Florida, without giving effect to conflicts of law principles.

14. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

16. Entire Agreement. This Agreement expresses the entire understanding of the company and the Holder with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the Company and the Holder with respect to the subject matter hereof.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

SINOFRESH HEALTHCARE, INC.                  BESTBET MEDIA GROUP, INC.

By:_______________________________          By:_________________________________

      Name: ______________________               Name: _________________________

      Position: __________________               Position: _____________________

                                  SCHEDULE A-2

THE SECURITIES REPRESENTED BY THIS WARRANT AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT MAY BE ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS WARRANT BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

WARRANT TO PURCHASE ________________________ SHARES OF COMMON STOCK

                            DATE: _________ , 200___

      1. GRANT OF WARRANT.

            1.1 SinoFresh HealthCare, Inc., a Florida corporation (the "Company"), hereby agrees that BestBet Media, Group, Inc., or registered assigns thereof (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company _______________________________________
(____________) fully paid and non-assessable shares of Common Stock, at a price of $_______ per share (the "Exercise Price"). Holder may purchase said shares commencing on the date that is twelve months from and including the date above-written (the "Vesting Date") up until 5:00 p.m. Eastern Time, on _________________, 200___ (60 months from and including the Vesting Date) (the "Expiration Date").

            1.2 The term "Common Stock" means the Common Stock, no par value per share, of the Company as constituted on the date hereof, together with any other equity securities that may be issued by the Company in substitution therefore. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Shares." The term "Company" means and includes the Company as well as (i) any successor corporation resulting from the merger or consolidation of such corporation with another corporation, or
(ii) any corporation to which such corporation has transferred its property or assets as an entirety or substantially as an entirety.

      2. EXERCISE OF WARRANT.

            2.1 EXERCISE PERIOD. Subject to the limitations set forth in Section 5 below, this Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the Vesting Date and expiring at 5:00 p.m. Eastern Time on the Expiration Date or, if such day is a day on which banking institutions in Florida are authorized by law to close, then on the next succeeding day that shall not be such a day.

            2.2 CASH PAYMENT. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), by presentation and surrender of this Warrant to the Company at its principal office with the Election to Purchase Form attached hereto duly executed for the number of shares specified in such form. The Exercise Price for the Warrant Stock shall be paid in cash or by check and shall be delivered to the Company concurrently with the Election to Purchase Form.

            2.3 NET EXERCISE ISSUE. Notwithstanding the foregoing, in lieu of payment to the Company as set forth in Section 2.2 above, the Holder may convert this Warrant, in whole or in part (but not as to fractional shares), into the number of Warrant Shares determined by dividing (i) the aggregate Fair Market Value of the number of Warrant Shares issuable upon the proposed exercise of this Warrant (on an as converted basis) minus the aggregate Exercise Price of the number of Warrant Shares issuable upon the proposed exercise of this Warrant by (ii) the Fair Market Value of one Warrant Share. "Fair Market Value" shall mean: (A) if the Company's Common Stock is quoted or traded on NASDAQ National Market System, NASDAQ SmallCap Market, or a national securities exchange, the average closing price of the Warrant Shares reported for the ten (10) business days immediately before the Holder delivers its Notice of Exercise to the Company, or if there have been no sales on any such business day, the average of the bid and asked prices on such business day; (B) if instead the Company's Common Stock is quoted on the OTC Electronic Bulletin Board or other interdealer quotation service, the average of the bid and asked prices for the ten (10) business days immediately before the Holder delivers its Notice of Exercise to the Company; and (C) at all other times, the fair market value of the Warrant Shares as determined in good faith by the Board of Directors of the Company.

            2.4 MISCELLANEOUS. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.

      3. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery all shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon exercise in compliance with the terms of this Warrant, shall be validly issued, fully paid and non-assessable.

      4. RESTRICTIONS ON EXERCISE AND TRANSFER.

            4.1 EXERCISE. As a condition to the exercise hereof, the Holder shall make any truthful representation or warranty reasonably required to facilitate the application of any exemption(s) from federal and state registration requirements in connection therewith.

            4.2 HOLDER'S INTENT. The Holder of this Warrant, by acceptance hereof, represents and warrants to the Company that such Holder is acquiring this Warrant and the Warrant Shares for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution thereof.

            4.3 TRANSFER. Neither this Warrant nor the Warrant Shares have been registered under the Act, and none of the foregoing may be sold or transferred in whole or in part unless pursuant to an effective registration statement or unless the Holder shall have first given notice to the Company describing such sale or transfer and furnished to the Company an opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the 1933 Act. Certificates representing Warrant Shares purchased hereunder shall bear restrictive legends in conformance with the foregoing.

      5. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES FOR SUBDIVISION OR COMBINATION OF COMMON STOCK.

            5.1 ADJUSTMENTS.

                  (1) SUBDIVISION. In the event that the Company at any time or from time to time after the date of this Warrant shall declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or in any right to acquire shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), then the Exercise Price in effect immediately prior to such event and the number of Warrant Shares purchasable hereunder shall, concurrently with the effectiveness of such event, be proportionately decreased and increased, respectively.

                  (2) COMBINATION. In the event that at any time or from time to time after the date of this Warrant the outstanding shares of Common Stock shall be combined or consolidated into a lesser number of shares of Common Stock (by reclassification, reverse split or otherwise), then the Exercise Price in effect immediately prior to such event and the number of Warrant Shares purchasable hereunder shall, concurrently with the effectiveness of such event, be proportionately increased and decreased, respectively.

            5.2 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR SUBSTITUTION. In the event of any reorganization or any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation or corporations or the conveyance of all or substantially all of the Company's assets to another corporation (except for any such transaction which is treated as a liquidation, dissolution or winding up of the Company), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which a holder of the number of remaining Warrant Shares purchasable hereunder would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the exercise of this Warrant.

      6. REGISTRATION RIGHTS.

            6.1 "PIGGYBACK REGISTRATION". If the Company at any time or from time to time proposes to register any of its Common Stock under the Securities Act (other than in connection with: (i) a registration on Form S-4 pertaining to a merger or similar transaction; or (ii) registration on Form S-8, or similar forms) the Company shall request that the managing underwriter (if any) of such underwritten offering include the Warrant Shares (but excluding Warrant Shares which have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with such registration statement, or, which could be, in the opinion of Counsel to the Company, publicly sold as of the date in question pursuant to Rule 144 under the Securities Act) (hereinafter defined as "Registrable Stock" for purposes of this
Section 6) in the registration statement for the underwritten offering in such registration. If such managing underwriter agrees to include the Registrable Stock in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to the Holder of its intention to effect such registration and of such Holder's right under such proposed registration, and upon the request of the Holder delivered to the Company within ten (10) days after giving such notice (which request shall specify the Registrable Stock intended to be disposed of by the Holder), the Company shall use its reasonable best efforts to include such Registrable Stock held by the Holder requested to be included in such registration; provided, however, that:

                  (1) if the managing underwriter in such underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Stock requested by the Holder to be included in the registration statement, then distribution of all or a specified portion of the Registrable Stock shall be excluded from such registration statement (in case of an exclusion as to a portion of the Registrable

Stock, such portion to be excluded shall be allocated among the Holder and any affiliates of the Company including securities to be registered in such underwritten offering in proportion to the respective number of Registrable Stock and other securities requested to be registered by the Holder and affiliates). In such event the Company shall give the Holder prompt notice of the number of Registrable Stock excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement;

                  (2) the Company may, in its sole discretion and without the consent of the Holder, delay the filing or effectiveness of the registration statement or withdraw such registration statement and abandon the proposed offering in which the Holder had requested to participate, but any abandonment shall not preclude subsequent request for registration pursuant to this Section 6.1.

            6.2 OPTION TO INCLUDE REGISTRABLE STOCK IN OFFERING. The Holder, subject to the provisions of Section 6.1, shall have the option to include any of the Holder's Registrable Stock in the registration statement. The Company shall not be required to include the Holder's Registrable Stock in the registration statement relating to an underwritten offering of the Company's securities unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Holder agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request.

            6.3 COOPERATION WITH COMPANY. The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

      7. REGISTRATION PROCEDURES.

            7.1 In connection with any registration under Section 6 hereof, the Company agrees as follows:

                  (1) use its reasonable best efforts to cause such registration statement to become effective and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided).

                  (2) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (3) furnish to each seller of Registrable Stock such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

                  (4) use its reasonable best efforts to register and qualify the Registrable Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the sellers of the Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller of Registrable Stock to consummate the public sale or other disposition in such jurisdictions of the Registrable Stock owned by such seller, except that the Company shall not for any such purpose be required to: (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or be subject to any escrow or other similar conditions; or (ii) take any other actions or submit itself or its directors or officers to any restrictions, obligations or burdens having a material adverse economic effect on it or them;

                  (5) use its reasonable best efforts to list or cause to be quoted such securities on any securities exchange or national quotation service on which any securities of the Company are then listed or quoted, if the listing or quotation of such securities is then permitted under the rules of such exchange or national quotation service;

                  (6) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering; and

                  (7) notify each seller of Registrable Stock and each underwriter under such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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            7.2 For purposes of Sections 7.1(1) and 7.1(2) hereof, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Stock covered thereby or 30 days (or such other amount of time as determined by the Company in its sole discretion).

            7.3 The Holder will cooperate with the Company in all respects in connection with this Agreement, including, timely supplying of all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

      8. EXPIRATION OF REGISTRATION RIGHTS. The obligations of the Company to register shares of the Registrable Stock under Section 6 of this Agreement, shall terminate two (2) years after the Effective Date, unless such obligations terminate earlier in accordance with the terms of this Agreement.

      9. EXPENSES. All expenses incurred by the Company in complying with the registration provisions of this Agreement, including, without limitation, all filing fees, printing expenses, fees and disbursements of Company counsel and independent public accounts for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses and expenses of counsel for any Holder of the Registrable Stock, are called "Registration Expenses." All underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, any stock transfer taxes incurred with respect to the sale of Registrable Stock, as well as all fees and expenses of Holder's legal counsel and other advisors, are called "Selling Expenses." The Company will pay all Registration Expenses in connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the Holder.

      10. INDEMNIFICATION. In the event any Registrable Stock are included in a registration statement pursuant to this Agreement:

            10.1 COMPANY INDEMNITY. To the extent permitted by law, the Company shall indemnify and hold harmless the Holder thereunder, its officers and directors, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act or other federal or state law, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue

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statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall reimburse the Holder, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case if and to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon: (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Holder, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) such Holder's failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished such Holder with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such loss, claim, damage, liability, expense or action.

            10.2 HOLDER INDEMNITY. In the event of a registration of any of Holder's Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, the Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and the Holder will indemnify and hold harmless to the extent permitted by law, the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer and director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages, liabilities or expenses to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or other-wise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any statements or information provided by the Holder to the Company or underwriter in connection with the offer and sale of Registrable Stock. Notwithstanding the foregoing, the amount Holder shall be obligated to indemnify pursuant to this Agreement shall be limited to an amount equal to the proceeds received by Holder of the Registrable Stock sold pursuant to the registration statement which gives rise to such obligation to indemnify.

            10.3 NOTICE; RIGHT TO DEFEND. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party

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

and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent. Failure of notice by a seller of Registrable Stock entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 6 unless the Company is actually prejudiced thereby.

            10.4 CONTRIBUTION. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            10.5 SURVIVAL OF INDEMNITY. The indemnification provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of any Registrable Stock by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      11. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of the Holder under this Warrant, including the rights to cause the Company to register Registrable Securities, may not be assigned without the written prior consent of the Company. In the event of any transfer, the transfer will only be permitted if the transferee agrees to be bound by the provisions of this Warrant.

      12. NOTICES. All notices required hereunder must be in writing and shall be deemed given when telefaxed, delivered personally or within three days after mailing when mailed by certified or registered mail, return receipt requested, if to the Company, at 516 Paul Morris Drive, Englewood, FL 34223, Attention:
Chief Financial Officer; and if to the Holder, at BestBet Media Group, Inc., 3095 E. Patrick Lane, Suite 1, Las Vegas, Nevada 89120, Attention: Steven W. Meistrich, or such other address of which the Company or Holder has been advised by notice hereunder.

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

      13. NO RIGHTS AS SHAREHOLDERS. Nothing contained in this Warrant confers or shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

      14. EXCHANGE AND REPLACEMENT OF CERTIFICATE.

            14.1 This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

            14.2 Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and return and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

      15. ELIMINATION OF FRACTIONAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Warrant Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

      16. WITHHOLDING TAXES.

            16.1 Whenever Warrant Shares are to be issued upon the exercise of this Warrant, the Company shall have the right to require the Holder to remit to the Company in cash an amount sufficient to satisfy U.S. federal, state and local withholding tax requirements, if any, prior to the delivery of any certificate or certificates for such Warrant Shares.

            16.2 Notwithstanding Section 16.1, at the election of a Holder, subject to the approval of the Board of Directors of the Company, when Warrant Shares are to be issued upon the exercise of this Warrant, the Holder may tender to the Company a number of Warrant Shares, or the Company shall withhold a number of such Warrant Shares, the fair market value of which is sufficient to satisfy the tax requirements, if any, attributable to such exercise or occurrence.

      17. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Florida, without regard to conflicts of laws principles.

      18. SEVERABILITY. If one or more provisions of the Warrant are held to be unenforceable under applicable law, such provision shall be excluded from the Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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

      19. SUCCESSORS. All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

      20. HEADINGS. The headings in this Warrant are intended for convenience only and shall have no substantive effect.

      NOW THEREFORE, the Company has caused this Warrant to be signed as of and effective on the date first written above.

                                           SINOFRESH HEALTHCARE, INC.

                                           By: ________________________________
                                           Name:  _____________________________
                                           Title: _____________________________

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